EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Second Quarter 2025 Results

MATTOON, Ill., July 24, 2025 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended June 30, 2025.

Highlights

  Record high quarterly net income of $23.4 million, or $0.98 diluted EPS, quarterly increase of $0.05
  Adjusted quarterly net income* of $23.7 million, or $0.99 diluted EPS
  Net interest margin tax equivalent* expands to 3.72%, quarterly increase of 12 basis points, helping drive the fifth consecutive quarter of growth in net interest income
  Total loans of $5.77 billion, quarterly increase of $68.1 million, or 1.20%
  Total deposits of $6.19 billion, quarterly increase of $59.8 million, or 0.98%
  Tangible book value per share* increased 4.3% during the quarter
  Board of Directors declares a $0.01 increase in the quarterly dividend to $0.25 per share

“The first half of 2025 has provided strong results. The second quarter provided a record high quarterly net income along with expansion in net interest income. The quarter reflects our strategic approach to driving a higher return on assets,” said Joe Dively, Chairman and Chief Executive Officer. “Along with significant expansion of our net interest margin, we delivered growth in both loans and deposits.”

“I am pleased with our execution on our strategic plan and while the macro-economic environment continues to fluctuate, we continue to focus on what we can control by maintaining our disciplined credit culture. We continue to make investments in our technology platforms that will position us well for future growth,” Dively concluded.

Net Interest Income
Net interest income for the second quarter of 2025 was $63.9 million, an increase of $4.5 million, or 7.5% compared to the first quarter of 2025. The increase was primarily the result of higher yields on earning assets while maintaining funding costs. The increase in interest income included $0.5 million in higher accretion income, which totaled $3.4 million compared to $2.9 million of accretion income in the first quarter.

In comparison to the second quarter of 2024, net interest income increased $7.1 million, or 12.5%. Interest income was higher by $4.7 million, inclusive of a decrease in accretion income of $0.3 million compared to the second quarter last year. Interest expense was lower by $2.4 million compared to the second quarter of last year.

Net Interest Margin
Net interest margin, on a tax equivalent basis*, was 3.72% for the second quarter of 2025 representing an increase of 12 basis points over the prior quarter, driven by both an increase to earning asset yields and maintaining funding costs. Excluding the increase in accretion income, the net interest margin increased 9 basis points in the period.

Loan Portfolio

Total loans ended the quarter at $5.77 billion, representing an increase of $68.1 million, or 1.2%, from the prior quarter. The increase was well diversified and included construction and land development, farm real estate, 1–4 family residential real estate, multi-family residential real estate, agriculture operating lines, and commercial and industrial loans. Commercial real estate and consumer loans saw modest declines in the quarter.

In comparison to the second quarter of last year, loan balances increased $206.4 million, or 3.7%. The largest increases were in construction and land development, agriculture operating lines, and commercial and industrial loans.

Asset Quality
The second quarter was another solid performance with respect to the Company’s asset quality metrics. The allowance for credit losses (“ACL”) ended the period at $71.2 million and the ACL to total loans ratio was 1.23%. In addition to the ACL, an unearned discount of $28.7 million remains at quarter end. Provision expense was recorded in the amount of $2.6 million with net charge-offs of $1.5 million in the quarter. Also, at the end of the second quarter, the ratio of non-performing loans to total loans was 0.38%, the ACL to non-performing loans ratio was 325%, and the ratio of nonperforming assets to total assets was 0.31%. During the quarter, nonperforming loans declined by $4.7 million to $21.9 million. Special mention loans increased by $7.8 million to $81.8 million and substandard loans increased $5.1 million to $39.0 million.

Deposits
Total deposits ended the quarter at $6.19 billion, which represented an increase of $59.8 million, or 0.98%, from the prior quarter. Interest bearing demand deposits, money market accounts, and time deposits were the primary drivers of the increase.

Noninterest Income
Noninterest income for the second quarter of 2025 was $23.6 million compared to $24.9 million in the first quarter of 2025. The decline was primarily driven by seasonality in the wealth management and insurance business lines. Wealth management revenues for the quarter were $5.4 million, which is in line with the second quarter of 2024. Insurance revenues for the quarter were $7.8 million, up $1.3 million from the second quarter of 2024. Overall Ag Services revenue was $2.3 million in the period. Debit card fee income was boosted in the quarter by our annual incentive of $1.0 million from our service provider.

In comparison to the second quarter of 2024, noninterest income increased $1.2 million, or 5.2%, primarily driven by insurance commissions from both organic growth and strategic acquisitions.

Noninterest Expenses
Noninterest expense for the second quarter of 2025 totaled $54.8 million compared to $54.5 million in the prior quarter. The current quarter included $0.2 million of nonrecurring expenses primarily related to the Company’s technology initiatives, versus $1.0 million in nonrecurring costs in the prior quarter. The quarter over quarter increase is primarily driven by an increase in salaries and employee benefits. This resulted from annual salary increases and higher incentive compensation from overall performance compared to budget.

In comparison to the second quarter of 2024, noninterest expenses increased $3.4 million. The increase was primarily driven by annual compensation increases and incentive accrual for overperformance compared to budget.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the second quarter 2025 was 58.09% compared to 58.88% in the prior quarter and 59.61% for the same period last year.

Capital Levels and Dividend
The Company’s capital levels remained strong and above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.76%
Tier 1 capital to risk-weighted assets	13.31%
Common equity tier 1 capital to risk-weighted assets	12.92%
Leverage ratio	10.73%

Tangible book value per share* increased $1.09, or 4.3% during the second quarter of 2025. The increase was driven primarily by earnings growth, which accounted for $0.90 of the increase. The remaining increase of $0.19 was the result of improvement in accumulated other comprehensive income from a lower unrealized loss position in the investment portfolio.

The Company’s Board of Directors increased the quarterly dividend to $0.25 payable on August 29, 2025, for shareholders of record on August 15, 2025.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.7 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 160 years. More information about the Company is available on our website at www.firstmid.com.

*Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Earnings,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” “Tangible Book Value per Common Share,” “Adjusted Tangible Book Value per Common Share,” “Adjusted Return on Assets,” and “Adjusted Return on Average Common Equity”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward-Looking Statements

This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; and the impact of pandemics on First Mid’s businesses. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Austin Frank
SVP, Shareholder Relations
217-258-5522
afrank@firstmid.com

Jordan Read
Chief Financial and Risk Officer
636-626-2265
jread@firstmid.com

– Tables Follow –

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)
	As of

	June 30,	December 31,	June 30,
	2025	2024	2024

Assets
Cash and cash equivalents	$190,017	$121,216	$235,480
Investment securities	1,085,701	1,073,510	1,120,930
Loans (including loans held for sale)	5,766,999	5,672,462	5,560,617
Less allowance for credit losses	(71,160)	(70,182)	(68,312)
Net loans	5,695,839	5,602,280	5,492,305
Premises and equipment, net	97,740	100,234	101,583
Goodwill and intangibles, net	255,547	261,906	257,377
Bank Owned Life Insurance	172,333	170,854	168,439
Other assets	183,298	189,734	204,946
Total assets	$7,680,475	$7,519,734	$7,581,060

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,321,446	$1,329,155	$1,393,336
Interest bearing	4,868,753	4,727,941	4,722,443
Total deposits	6,190,199	6,057,096	6,115,779
Repurchase agreements with customers	193,941	204,122	205,955
Other borrowings	245,000	242,520	263,735
Junior subordinated debentures	24,384	24,280	24,169
Subordinated debt	79,590	87,472	103,029
Other liabilities	53,221	57,853	54,748
Total liabilities	6,786,335	6,673,343	6,767,415

Total stockholders' equity	894,140	846,391	813,645
Total liabilities and stockholders' equity	$7,680,475	$7,519,734	$7,581,060

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Interest income:
Interest and fees on loans	$84,784	$79,560	$164,702	$157,383
Interest on investment securities	6,895	7,405	13,672	14,810
Interest on federal funds sold & other deposits	1,722	1,718	2,586	4,162
Total interest income	93,401	88,683	180,960	176,355
Interest expense:
Interest on deposits	24,964	26,338	48,686	52,434
Interest on securities sold under agreements to repurchase	1,218	1,615	2,398	3,671
Interest on other borrowings	2,043	2,248	3,874	4,562
Interest on jr. subordinated debentures	464	537	932	1,079
Interest on subordinated debt	849	1,180	1,798	2,374
Total interest expense	29,538	31,918	57,688	64,120
Net interest income	63,863	56,765	123,272	112,235
Provision for credit losses	2,567	1,083	4,219	726
Net interest income after provision for credit losses	61,296	55,682	119,053	111,509
Non-interest income:
Wealth management revenues	5,394	5,405	11,205	10,727
Insurance commissions	7,840	6,531	17,765	15,744
Service charges	2,995	3,227	5,896	6,183
Net securities losses	0	(156)	(181)	(156)
Mortgage banking revenues	1,070	1,038	1,781	1,744
ATM/debit card revenue	4,636	4,281	8,282	8,336
Other	1,658	2,096	3,709	4,322
Total non-interest income	23,593	22,422	48,457	46,900
Non-interest expense:
Salaries and employee benefits	33,623	30,164	65,371	60,612
Net occupancy and equipment expense	7,869	7,507	16,348	15,067
Net other real estate owned (income) expense	75	85	176	64
FDIC insurance	873	902	1,722	1,771
Amortization of intangible assets	3,121	3,340	6,352	6,837
Stationary and supplies	367	370	798	761
Legal and professional expense	2,757	2,536	5,833	4,985
ATM/debit card expense	1,144	1,281	2,975	2,472
Marketing and donations	777	814	1,629	1,676
Other	4,156	4,392	8,030	10,508
Total non-interest expense	54,762	51,391	109,234	104,753
Income before income taxes	30,127	26,713	58,276	53,656
Income taxes	6,689	6,968	12,667	13,408
Net income	$23,438	$19,745	$45,609	$40,248

Per Share Information
Basic earnings per common share	$0.98	$0.83	$1.91	$1.69
Diluted earnings per common share	0.98	0.82	1.90	1.68

Weighted average shares outstanding	23,867,592	23,896,210	23,863,229	23,884,472
Diluted weighted average shares outstanding	23,988,974	23,998,152	23,974,183	23,979,244

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Interest income:
Interest and fees on loans	$84,784	$79,918	$81,288	$81,775	$79,560
Interest on investment securities	6,895	6,777	6,990	7,036	7,405
Interest on federal funds sold & other deposits	1,722	864	1,564	2,371	1,718
Total interest income	93,401	87,559	89,842	91,182	88,683
Interest expense:
Interest on deposits	24,964	23,722	26,144	28,341	26,338
Interest on securities sold under agreements to repurchase	1,218	1,180	1,333	1,444	1,615
Interest on other borrowings	2,043	1,831	1,917	2,195	2,248
Interest on jr. subordinated debentures	464	468	510	567	537
Interest on subordinated debt	849	949	988	1,092	1,180
Total interest expense	29,538	28,150	30,892	33,639	31,918
Net interest income	63,863	59,409	58,950	57,543	56,765
Provision for credit losses	2,567	1,652	3,643	1,266	1,083
Net interest income after provision for credit losses	61,296	57,757	55,307	56,277	55,682
Non-interest income:
Wealth management revenues	5,394	5,800	6,275	5,816	5,405
Insurance commissions	7,840	9,925	6,805	6,003	6,531
Service charges	2,995	2,901	3,058	3,121	3,227
Net securities losses	0	(181)	0	(277)	(156)
Mortgage banking revenues	1,070	711	1,104	1,109	1,038
ATM/debit card revenue	4,636	3,646	4,204	4,267	4,281
Other	1,658	2,062	4,917	2,984	2,096
Total non-interest income	23,593	24,864	26,363	23,023	22,422
Non-interest expense:
Salaries and employee benefits	33,623	31,748	31,957	31,565	30,164
Net occupancy and equipment expense	7,869	8,479	7,285	8,055	7,507
Net other real estate owned expense	75	101	240	107	85
FDIC insurance	873	849	863	829	902
Amortization of intangible assets	3,121	3,231	3,314	3,405	3,340
Stationary and supplies	367	431	642	482	370
Legal and professional expense	2,757	3,076	5,386	2,573	2,536
ATM/debit card expense	1,144	1,831	2,043	1,869	1,281
Marketing and donations	777	852	906	836	814
Other	4,156	3,874	3,661	4,212	4,392
Total non-interest expense	54,762	54,472	56,297	53,933	51,391
Income before income taxes	30,127	28,149	25,373	25,367	26,713
Income taxes	6,689	5,978	6,205	5,885	6,968
Net income	$23,438	$22,171	$19,168	$19,482	$19,745

Per Share Information
Basic earnings per common share	$0.98	$0.93	$0.80	$0.81	$0.83
Diluted earnings per common share	0.98	0.93	0.80	0.81	0.82

Weighted average shares outstanding	23,867,592	23,858,817	23,818,806	23,905,099	23,896,210
Diluted weighted average shares outstanding	23,988,974	23,959,228	23,908,340	24,006,647	23,998,152

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)
	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

Loan Portfolio
Construction and land development	$298,812	$269,148	$236,093	$190,857	$195,389
Farm real estate loans	381,517	373,413	390,760	384,620	387,015
1-4 Family residential properties	495,787	488,139	496,597	505,342	507,517
Multifamily residential properties	360,604	356,858	332,644	338,167	334,446
Commercial real estate	2,393,640	2,397,985	2,417,585	2,440,120	2,406,955
Loans secured by real estate	3,930,360	3,885,543	3,873,679	3,859,106	3,831,322
Agricultural operating loans	306,374	296,811	239,671	233,414	213,997
Commercial and industrial loans	1,324,653	1,303,712	1,335,920	1,283,631	1,268,646
Consumer loans	41,604	47,220	53,960	63,222	70,841
All other loans	164,008	165,572	169,232	175,218	175,811
Total loans	5,766,999	5,698,858	5,672,462	5,614,591	5,560,617

Deposit Portfolio
Non-interest bearing demand deposits	$1,321,446	$1,394,590	$1,329,155	$1,387,290	$1,393,336
Interest bearing demand deposits	1,947,744	1,814,427	1,907,733	1,834,123	1,909,993
Savings deposits	632,925	643,289	636,427	648,582	673,381
Money Market	1,206,140	1,215,420	1,196,537	1,183,594	1,127,699
Time deposits	1,081,944	1,062,654	987,244	1,035,245	1,011,370
Total deposits	6,190,199	6,130,380	6,057,096	6,088,834	6,115,779

Asset Quality
Non-performing loans	$21,895	$26,598	$29,835	$18,242	$19,079
Non-performing assets	23,572	28,703	32,030	20,076	20,557
Net charge-offs (recoveries)	1,458	1,783	2,235	804	708
Allowance for credit losses to non-performing loans	325.00%	263.36%	235.23%	377.01%	358.05%
Allowance for credit losses to total loans outstanding	1.23%	1.23%	1.24%	1.22%	1.23%
Nonperforming loans to total loans	0.38%	0.47%	0.53%	0.32%	0.34%
Nonperforming assets to total assets	0.31%	0.38%	0.43%	0.27%	0.27%
Special Mention loans	81,815	74,019	57,848	38,151	30,767
Substandard and Doubtful loans	39,031	33,884	35,516	29,037	27,594

Common Share Data
Common shares outstanding	23,988,845	23,981,916	23,895,807	23,904,051	23,895,868
Book value per common share	$37.27	$36.32	$35.42	$35.91	$34.05
Tangible book value per common share (1)	26.62	25.53	24.46	24.82	23.28
Tangible book value per common share excluding other comprehensive income at period end (1)	32.07	31.21	30.42	29.70	29.43
Market price of stock	37.49	34.90	36.82	38.91	32.88

Key Performance Ratios and Metrics
End of period earning assets	$6,924,934	$6,844,096	$6,775,075	$6,786,458	$6,812,574
Average earning assets	6,975,783	6,769,858	6,884,303	6,857,070	6,815,932
Average rate on average earning assets (tax equivalent)	5.41%	5.29%	5.24%	5.35%	5.27%
Average rate on cost of funds	1.75%	1.74%	1.83%	2.00%	1.91%
Net interest margin (tax equivalent) (1)(2)	3.72%	3.60%	3.41%	3.35%	3.36%
Return on average assets	1.20%	1.19%	1.01%	1.03%	1.05%
Adjusted return on average assets (1)	1.23%	1.23%	1.10%	1.05%	1.07%
Return on average common equity	10.52%	10.35%	9.04%	9.40%	9.92%
Adjusted return on average common equity (1)	10.80%	10.78%	9.80%	9.58%	10.11%
Efficiency ratio (tax equivalent) (1)	58.09%	58.88%	58.76%	61.33%	59.61%
Full-time equivalent employees	1,190	1,194	1,198	1,207	1,185

[1] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.
[2] During the first quarter 2025, the Company changed the methodology utilized for the calculation of net interest margin to be more consistent with what is typically used by peer banks and research analysts. The calculation now is the annualized net interest income on a tax equivalent basis divided by average interest earning assets.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended June 30, 2025
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$146,907	$1,694	4.63%
Federal funds sold	75	-	0.00%
Certificates of deposits investments	2,515	28	4.47%
Investment Securities	1,082,974	7,381	2.73%
Loans (net of unearned income)	5,743,312	85,070	5.94%

Total interest earning assets	6,975,783	94,173	5.41%

NONEARNING ASSETS
Other nonearning assets	767,422
Allowance for loan losses	(70,671)

Total assets	$7,672,534

INTEREST BEARING LIABILITIES
Demand deposits	$3,119,484	$15,594	2.01%
Savings deposits	638,174	158	0.10%
Time deposits	1,078,174	9,213	3.43%
Total interest bearing deposits	4,835,832	24,965	2.07%
Repurchase agreements	199,345	1,218	2.45%
FHLB advances	218,846	2,043	3.74%
Federal funds purchased	-	-	0.00%
Subordinated debt	79,554	849	4.28%
Jr. subordinated debentures	24,360	464	7.64%
Other debt	-	-	0.00%
Total borrowings	522,105	4,574	3.51%
Total interest bearing liabilities	5,357,937	29,539	2.21%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,402,374	Avg Cost of Funds	1.75%
Other liabilities	35,264
Stockholders' equity	876,959

Total liabilities & stockholders' equity	$7,672,534

Net Interest Earnings / Spread		$64,634	3.20%
Tax effected yield on interest earning assets			3.72%

Tax equivalent net interest margin is a non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

Net interest income as reported	$63,863	$59,409	$58,950	$57,543	$56,765
Net interest income, (tax equivalent)	64,634	60,162	59,717	58,627	57,361
Average earning assets	6,975,783	6,769,858	6,884,303	6,857,070	6,815,932
Net interest margin (tax equivalent)	3.72%	3.60%	3.41%	3.35%	3.36%

Common stockholder's equity	$894,140	$870,949	$846,391	$858,497	$813,645
Goodwill and intangibles, net	255,547	258,671	261,906	265,139	257,377
Common shares outstanding	23,989	23,982	23,896	23,904	23,896
Tangible Book Value per common share	$26.62	$25.53	$24.46	$24.82	$23.28
Accumulated other comprehensive loss (AOCI)	(130,710)	(136,097)	(142,383)	(116,692)	(146,998)
Adjusted tangible book value per common share	$32.07	$31.21	$30.42	$29.70	$29.43

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Adjusted earnings Reconciliation
Net Income - GAAP	$23,438	$22,171	$19,168	$19,482	$19,745
Adjustments (post-tax): (1)
Nonrecurring technology project expenses	246	728	1,710	-	-
Net (gain)/loss on securities sales	-	143	-	219	123
Integration and acquisition expenses	3	41	-	137	250
Total non-recurring adjustments (non-GAAP)	$249	$912	$1,710	$356	$373

Adjusted earnings - non-GAAP	$23,687	$23,083	$20,878	$19,838	$20,118
Adjusted diluted earnings per share (non-GAAP)	$0.99	$0.96	$0.87	$0.83	$0.84
Adjusted return on average assets - non-GAAP	1.23%	1.23%	1.10%	1.05%	1.07%
Adjusted return on average common equity - non-GAAP	10.80%	10.78%	9.80%	9.58%	10.11%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$54,762	$54,472	$56,297	$53,933	$51,391
Other real estate owned property income (expense)	(75)	(101)	(240)	(107)	(85)
Amortization of intangibles	(3,121)	(3,231)	(3,314)	(3,405)	(3,340)
Nonrecurring technology project expense	(311)	(921)	(2,164)	-	-
Integration and acquisition expenses	(4)	(52)	-	(174)	(316)
Adjusted noninterest expense (non-GAAP)	$51,251	$50,167	$50,579	$50,247	$47,650

Net interest income -GAAP	$63,863	$59,409	$58,950	$57,543	$56,765
Effect of tax-exempt income (1)	771	753	767	1,084	596
Adjusted net interest income (non-GAAP)	$64,634	$60,162	$59,717	$58,627	$57,361

Noninterest income - GAAP	$23,593	$24,864	$26,363	$23,023	$22,422
Net (gain)/loss on securities sales	0	181	0	277	156
Adjusted noninterest income (non-GAAP)	$23,593	$25,045	$26,363	$23,300	$22,578

Adjusted total revenue (non-GAAP)	$88,227	$85,207	$86,080	$81,927	$79,939

Efficiency ratio (non-GAAP)	58.09%	58.88%	58.76%	61.33%	59.61%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.